POWER OF ATTORNEY
July 25, 2019

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints
Scott Leichtner and Astrid Becker-Celik, and each of them, his true and lawful attorney in fact to:
(1)	execute for and on behalf of the undersigned, in the undersigneds capacity as a representative of Glu Mobile Inc. (the Company), any and all Form ID
filings, Form 3, 4 or 5 reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
(the Exchange Act), and the rules thereunder with respect to transactions in securities of the Company;
(2)	seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigneds attorneys in fact appointed by this Power of Attorney and approves and ratifies any such release of information;
(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID filings,
Form 3, 4 or 5 report and timely file such form with the U.S. Securities and
Exchange Commission and any stock exchange or similar authority; and
(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his or her discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that:
(a)	this Power of Attorney authorizes, but does not require, each such attorney in fact to act in their discretion on information provided to such attorney in fact without independent verification of such information;
(b)	any documents prepared and/or executed by either such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney in fact, in his or her discretion, deems necessary or desirable;
(c)	no such attorney in fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act, including without limitation (i) any liability of the undersigned for any failure to comply with such requirements or (ii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act, and this Power of Attorney does not relieve the undersigned from responsibility for compliance with any such responsibilities, liabilities or obligations.
The undersigned also agrees to indemnify and hold harmless the Company and each such attorney in fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney in fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and such attorney in fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports with respect to the undersigneds holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.



							 /s/ Puneet Kedia______________________
							Puneet Kedia